Exhibit 99.1

The Cheesecake Factory to Broadcast Second Quarter Conference Call on the Internet

    CALABASAS HILLS, Calif.--(BUSINESS WIRE)--July 13, 2004--The Cheesecake Factory Incorporated (Nasdaq:CAKE) will hold its second quarter investor conference call on Tuesday, July 20, 2004, at 2:00 p.m. Pacific Time. The conference call will be broadcast live over the Internet and will be hosted by David Overton, Chairman, President and CEO, and Michael Dixon, Senior Vice President and CFO.
    To listen to the conference call, please choose the "Audio Webcasts" option under the "Investor" section of the Company's website located at http://www.thecheesecakefactory.com several minutes prior to the start of the call to register and download any necessary audio software. An archived webcast will be available through August 20, 2004.
    The Cheesecake Factory Incorporated operates 77 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $16.00. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates three upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago and Las Vegas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.

    CONTACT: The Cheesecake Factory Incorporated
             Jane Vallaire, 818-871-3000